UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 9, 2004

(Date of earliest event reported)

THE GENLYTE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-16960	22-2584333
(Commission File Number)	IRS Employer Identification No.

10350 Ormsby Park Place, Suite 601, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 420-9500

(Registrant’s telephone number, including area code)

ITEM 4.  Changes in Registrant’s Certifying Accountant.

(a) On August 9, 2004, the Audit Committee of the Board of Directors of The Genlyte Group Incorporated (the “Company”) dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm and appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2004.

(b) The reports of Ernst & Young on the Company’s consolidated financial statements for each of the years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(c) In connection with its audits for the years ended December 31, 2003 and 2002, and through August 9, 2004, there have been no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused the firm to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such years.

(d) During the years ended December 31, 2003 and 2002, and through August 9, 2004, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

(e) The Company has requested that Ernst & Young furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not Ernst & Young agrees with the above statements.  A copy of such letter, dated August 13, 2004, is filed as Exhibit 16 to this report on Form 8-K.

(f) The Company engaged PricewaterhouseCoopers LLP as its new independent registered public accounting firm as of August 16, 2004.  During the years ended December 31, 2003 and 2002, and through August 16, 2004, the Company has not consulted with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 7.  Financial Statements and Exhibits.

(c)                                                          Exhibits

16                                                            Letter from Ernst & Young LLP to the United States Securities and Exchange Commission regarding change in independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Genlyte Group Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GENLYTE GROUP INCORPORATED

By: /s/ William G. Ferko
Name: William G. Ferko
Title: Vice President, Chief Financial Officer & Treasurer

Date: August 16, 2004

EXHIBIT INDEX

Exhibit Number	Description

16	Letter from Ernst & Young LLP to the United States Securities and Exchange Commission regarding change in independent accountants.